ELIZABETH ARDEN, INC.
STOCK OPTION AGREEMENT
GRANTED TO:

DATE OF GRANT:

GRANTED PURSUANT TO:	Elizabeth Arden, Inc. 2000 Stock Incentive Plan

NUMBER OF UNDERLYING SHARES OF COMMON STOCK	________ Shares

TYPE OF OPTION:	_____ Incentive Stock Option _____ Nonqualified Stock Option

EXERCISE PRICE:	$_____ per share

          Stock Options as defined in the Elizabeth Arden, Inc. 2000 Stock Incentive Plan, as amended or restated from time to time (the "Plan"), are referred to herein as "an Option" or "the Options". Capitalized terms not defined herein shall have the meanings ascribed thereto in the Plan.

          1.    This Stock Option Agreement (the "Agreement") is made and entered into as of [Date], between Elizabeth Arden, Inc., a Florida corporation (the "Company"), and ______________ ("Employee").

          2.    Employee is granted an Option by the Committee appointed by the Company's Board of Directors (the "Committee") to purchase an aggregate of _________ shares of Common Stock pursuant to the Plan.

          3.    Subject to Paragraphs 4, 5 and 6 below, the Option shall be exercisable, on a cumulative basis, according to the vesting schedule set forth below:

________ shares one third of the shares of Common Stock underlying the Option shall become exercisable on the first anniversary of the date of grant;
________ shares one third of the shares of Common Stock underlying the Option shall become exercisable on the second anniversary of the date of grant; and
________ shares one third of the shares of Common Stock underlying the Option shall become exercisable on the third anniversary of the date of grant.

          4.    Special Rules for ISOs. If this Option is intended to be an Incentive Stock Option, then it can only be granted to Employee if he or she is an employee of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")) on the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by Employee during any calendar year (under all option plans of the Company and of any parent corporation or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code, respectively)) shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant, and no Incentive Stock Option may be exercised later than ten years after the date it is granted; provided, however, Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, unless the exercise price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option. The portion of the Option which is designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (i) more than three months after the date Employee ceases to be an employee of the Company (or any of its subsidiaries) for any reason other than death or permanent and total disability (as defined in Section 22(e)(3) of the Code), (ii) more than 12 months after the date Employee ceases to be an employee by reason of such permanent and total disability or (iii) after Employee has been on a leave of absence for more than 90 days, unless Employee's reemployment rights are guaranteed by statute or by contract.

          5.    Subject to Paragraph 6 below, the unexercised portion of the Option, unless sooner terminated, shall expire on the tenth anniversary of the date of grant (the "Expiration Date") and, notwithstanding anything contained herein to the contrary, no portion of the Option may be exercised after such date.

          6.    If prior to the Expiration Date, Employee's employment with the Company or any subsidiary corporation terminates, the Option will terminate on the applicable date as described below; provided, however, that none of the events described below shall extend the period of exercisability beyond the Expiration Date:

                 (a)   If the employment of Employee is terminated by reason of Employee's death either while in the employ of the Company or any subsidiary corporation, the Option shall fully vest and become immediately exercisable, shall remain exercisable for twelve (12) months after Employee's death and shall be exercisable by the executor or administrator of the estate of the deceased Employee or the person or persons to whom the deceased Employee's rights under the Option shall pass by will or the laws of descent or distribution;

                 (b)   If the employment of Employee is terminated by the Company for reason of Employee's "permanent disability" (as defined below), the Option shall fully vest and become immediately exercisable, and shall remain exercisable for six (6) months after Employee became permanently disabled; provided, however, that if Employee dies within six months following such disability and Employee has not exercised the Option, the Option shall remain exercisable for an additional twelve (12) months after Employee's death and shall be exercisable by the executor or administrator of Employee's estate or the person or persons to whom Employee's rights under the Option shall pass by will or the laws of descent or distribution;

                 (c)   If the employment of Employee is terminated (i) by the Company other than (X) for "Cause" (as defined below) or (Y) for reason of Employee's "permanent disability" (as defined below) or (ii) other than by reason of Employee's death either while in the employ of the Company or any subsidiary corporation, the portion of the Option vested as of the date of termination, to the extent not theretofore exercised, shall remain exercisable for three (3) months after the date of termination of employment, and all unvested Options as of the date of termination shall be forfeited; provided, however, the Committee, in its sole discretion, may take such actions to waive any conditions or limitations imposed in this Agreement or as set forth in the Plan relating to the exercise of Options after the date of termination of employment during the term of the Option, so long as such actions do not adversely affect the rights of Employee hereunder; and

                 (d)   If the employment of Employee is terminated by the Company for "Cause" or Employee voluntarily terminates employment, the Option shall, to the extent not theretofore exercised, immediately become null and void.

                 (e)   Upon the occurrence of a "Change in Control" (as defined below), the Option shall fully vest and shall terminate within thirty (30) days after the Change in Control. Upon such termination, Employee shall receive, with respect to the unexercised portion of the Option, an amount in cash equal to the excess of the Fair Market Value of the shares of Common Stock for which the Option is exercisable immediately prior to the occurrence of such Change in Control over the exercise price of such shares; provided, however, the Committee may, in its sole discretion, determine that any unexercised Options shall convert into Options of the acquiring company on an equitable basis with regard to the number of unexercised Options and the exercise price and, in such circumstance, that all other provisions, including, without limitation, the exercise date shall remain unchanged.

                         For purposes of this Agreement, "Change in Control" shall have the meaning ascribed to such term in the Plan, and "permanent disability" and "Cause" shall be as defined below:

(i) "permanent disability" shall be defined as any physical or mental disability or incapacity which renders Employee incapable of fully performing the services required of Employee in accordance with Employee's obligations with respect to the Company for a period of 150 consecutive days or for shorter periods aggregating 150 days during any period of twelve (12) consecutive months.

(ii) "Cause" shall mean termination after: (a) any violation by Employee of any non-competition and/or confidentiality provisions agreed to at any time between Employee and the Company or its affiliates; (b) Employee's commission of an intentional act of fraud, embezzlement, theft or dishonesty against the Company or its affiliates or that otherwise is materially injurious to the economic interests or reputation of the Company; (c) Employee's conviction of (or pleading by Employee of nolo contendere to) any crime which constitutes a felony, or misdemeanor involving moral turpitude, or which, in the reasonable opinion of the Company, has caused material embarrassment to the Company; (d) the gross neglect or willful failure by Employee to perform his or her duties and responsibilities in all material respects, if such breach of duty is not cured within 10 days after receipt of written notice thereof to Employee by the Company or the Board; or (e) Employee's failure to obey the reasonable and lawful orders or instructions of Employee's supervisor, department head, the Company's Chief Executive Officer, the Company's Chief Operating Officer or the Company's Board of Directors, unless such failure is cured within 10 days after receipt of written notice thereof to Employee by the Company or the Board. For purposes of clause (d), no act, or failure to act, on Employee's part shall be deemed "willful" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that such act, or failure to act, was in the best interest of the Company. Employee may exercise the Option regardless of whether any other option that Employee has been granted by the Company remains unexercised. In no event may Employee exercise the Option for a fraction of a share or for less than 100 shares unless the number exercised is the remaining balance for which the Option is then exercisable.

          7.    The Option's exercise price shall be paid by Employee on the date the Option is exercised, in full in cash or shares of Common Stock or by delivering a properly executed exercise notice to the Company together with a copy of (x) irrevocable instructions to deliver directly to a broker the stock certificates representing the shares for which the Option is being exercised, and (y) irrevocable instructions to such broker to sell such shares for which the Option is being exercised, and promptly deliver to the Company the portion of the proceeds equal to the Option exercise price and any amount necessary to satisfy the Company's obligation for withholding taxes, or any combination thereof, in accordance with the provisions of Section 6(b) of the Plan. For purposes of making payment in shares of Common Stock, such shares shall be valued at their Fair Market Value on the date of exercise of the Option and shall have been held by Employee for at least six months. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option or by the Company retaining from the shares of Common Stock to be delivered upon the exercise of the Stock Option that number of shares having a Fair Market Value on the date of exercise equal to the option price of the number of shares with respect to which the Participant exercises the Stock Option.

          8.    The Company may withhold from sums due or to become due to Employee from the Company an amount necessary to satisfy its obligation to withhold taxes incurred by reason of the issuance or disposition of shares pursuant to the Option, or may require Employee to reimburse the Company in such amount as a condition to the issuance of the Common Stock issuable upon such exercise.

          9.    Employee shall not have any of the rights of a stockholder with respect to the shares of Common Stock underlying the Option while the Option is unexercised.

        10.    Any exercise of this Option shall be in writing addressed to the Secretary of the Company at the principal place of business of the Company, specifying the Option being exercised and the number of shares to be purchased, accompanied by payment therefor.

        11.    This Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during Employee's lifetime, only by Employee. Notwithstanding the foregoing, the Committee may permit, in its sole discretion, the transfer of this Option (if it is not an Incentive Stock Option) by Employee solely to Employee's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons, subject to any restrictions included in this Agreement.

        12.    If the Company, in its sole discretion, shall determine that it is necessary, to comply with applicable securities laws, the certificate or certificates representing the shares purchased pursuant to the exercise of the Option shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restrictions on transfer under or in respect of such laws.

        13.    The Company agrees that at the time of exercise of the Option it will use reasonable efforts in good faith to have an effective Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act'), which includes a prospectus that is current with respect to the shares subject to the Option. Employee covenants and agrees with the Company that if, at the time of exercise of the Option, there does not exist a Registration Statement with respect to the shares subject to the Option on an appropriate form under the Act, which Registration Statement shall have become effective and shall include a prospectus that is current with respect to the shares subject to the Option, (i) that he or she is purchasing the shares for his or her own account and not with a view to the resale or distribution thereof, (ii) that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall be current with respect to the shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, Employee shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption and (iii) that Employee agrees that the certificates evidencing such shares shall bear a legend to the effect of the foregoing.

        14.    This Agreement is subject to all terms, conditions, limitations and restrictions contained in the Plan, which shall be controlling in the event of any conflicting or inconsistent provisions.

        15.    This Agreement is not a contract of employment and the terms of Employee's employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein. Without limiting Employee's rights under any employment agreement, nothing herein shall be construed to impose any obligation on the Company to continue Employee's employment, and it shall not impose any obligation on Employee's part to remain in the employ of the Company.

        16.    Employee acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to Employee any material information regarding the business of the Company or affecting the value of the Common Stock before, at or after the time of a termination of the employment of Employee by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

        17.    Any benefits granted under the Plan are not part of Employee's ordinary salary, and shall not be considered as part of such salary for pension purposes (including qualified and non-qualified defined benefit and defined contribution plans) or in the event of severance, redundancy or resignation. If Employee's employment is terminated for whatever reason and whether lawfully or unlawfully, Employee agrees that he or she shall not be entitled by way of damages for breach of contract, dismissal or compensation for loss of office or otherwise to any sum, shares or other benefits to compensate Employee for the loss or diminution in value of any actual or prospective right, benefits or expectation under or in relation to the Plan. Employee understands and accepts that the benefits granted under the Plan are entirely at the grace and discretion of the Company and its subsidiaries, and that the Company and its subsidiaries retain the right to amend or terminate the Plan at any time, at their sole discretion and without notice.

        18.    Employee hereby acknowledges that the Company holds information about Employee relating to Employee's employment, the nature and amount of Employee's compensation, bank details, and other personal details and the fact and conditions of Employee's participation in the Plan or other share incentive plans. Employee understands that the Company is the controller of Employee's personal data and is the only person authorized to process that data and is responsible for maintaining adequate security with regard to it. As the Company is part of a group of companies operating internationally, it may be necessary for the Company to make the details referred to above available to (and only to): (a) other companies within the Company that may be located outside the European Economic Area ("EEA") where there may be no legislation concerning an individual's rights concerning personal data; (b) third party advisers and administrators of any incentive share plans or arrangements; and/or (c) the regulatory authorities. Any personal data made available by the Company to the parties referred to above in (a), (b), or (c) in relation to the Plan or any other incentive share plan will only be for the purpose of administration and management of the Plan by the Company, on behalf of the Company. Employee's information will not, under any circumstances, be made available to any party other than the parties listed above under (a), (b), or (c). Employee hereby authorizes and directs the Company to disclose to the parties as described above under (a), (b) or (c) any of the above data that is deemed necessary to facilitate the administration of the Plan or any other share incentive plans. Employee understands and authorizes the Company to store and transmit such data in electronic form. Employee confirms that the Company has notified Employee of Employee's entitlement to reasonable access to the personal data held about Employee and of Employee's rights to rectify any inaccuracies in that data.

[Signatures on Next Page]

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

ELIZABETH ARDEN, INC.

By:

Name:

Title:

ACCEPTED AND AGREED:

Name: